SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): February 3, 1997
                        Commission File Number: 0-25386


                                FX ENERGY, INC.
             (Exact Name of Registrant as Specified in its Charter)


              NEVADA                              87-0504461
     (State or other jurisdiction of           (IRS Employer
     incorporation or organization)            Identification No.)



        3006 HIGHLAND DRIVE
             SUITE 206
       SALT LAKE CITY, UTAH                         84106
     (Address of Principal Executive Offices)     (Zip Code)


              Registrant's Telephone Number, including Area Code:
                                 (801) 486-5555



                             N/A
     (Former name, former address, and formal fiscal year, if changed since last report)


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                             ITEM 5.  OTHER EVENTS
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     On February 3, 1997, FX Energy, Inc., announced that it has set surface casing and is drilling the Orneta #1 well on its 2.4 million acre Baltic Concession in northern Poland. The Orneta #1 is the first well to be drilled in Poland by a western independent oil and gas exploration company testing for oil. RWE-DEA, Hamburg, Germany, is FX Energy's 50% partner in the well.

     The Orneta #1 is planned to test a Middle Cambrian sandstone at a depth of approximately 8,500 feet. FX Energy anticipates that the well will take 45 days to drill and an additional two to four weeks to test before results will be available. The well is operated by FX Energy through its Polish operating subsidiary, Warmia Petroleum. Parker Drilling Company is acting as an advisor to FX Energy and its Polish drilling contractor, Wolomin Drilling.

     FX Energy also reported that the Excalibur Interpretation Company, a Houston-based independent geological and geophysical consulting firm, has been engaged to review the available seismic and well data on 1.5 million acres which FX Energy has targeted within its joint study area in the Carpathian region of southern Poland. This area is being studied in conjunction with the Polish Oil and Gas Company. A comprehensive review is also being conducted on FX Energy's 2 million acre Lublin Concession in eastern Poland. Plans for additional seismic acquisition and drilling will be determined after the results of the geological and geophysical review become available in early March.

     FX Energy has a number of other exploration projects in the western United States and produces oil from fields in Montana and Nevada.

     RWE-DEA, a subsidiary of RWE-DEA AG, headquartered in Hamburg, is a fully-integrated major German petroleum company with worldwide chemical activities and many subsidiaries and affiliates in Germany and abroad. The RWE-DEA group, one of the industry leaders in Germany with a turnover of DM 24.3 billion (1995/1996), has diversified activities, including exploration and production of oil and gas worldwide, underground gas storage facilities, manufacturing and marketing of petroleum products under the DEA brand, and chemicals business under the common and brand name CONDEA.

     For a discussion of the contingencies and uncertainties to which information respecting future events is subject, see FX Energy's 1995 annual report on Form 10-KSB and other SEC reports.

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                                   SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 6, 1996        FX ENERGY, INC.


                                By: /s/ Scott J. Duncan, Vice President